Exhibit 10.10(f)

               OUTSIDE DIRECTOR STOCK OPTION GRANT
                  PURSUANT TO THE TERMS OF THE
                    CONTINENTAL AIRLINES, INC.
                   1994 INCENTIVE EQUITY PLAN


     1. Grant of Option. Continental Airlines, Inc., a Delaware corporation ("Company"), hereby grants to _______________ ("Optionee") the right, privilege and option as herein set forth (the "Outside Director Stock Option") to purchase _________ shares (the "Shares") of Class B common stock, $.01 par value per share, of Company ("Common Stock"), in accordance with the terms of this document. The Shares, when issued to Optionee upon the exercise of the Outside Director Stock Option, shall be fully paid and nonassessable. The Outside Director Stock Option is granted pursuant to and to implement in part the Continental Airlines, Inc. 1994 Incentive Equity Plan (as amended from time to time, the "Plan") and is subject to the provisions of the Plan, which is hereby incorporated herein and made a part hereof, as well as the provisions of this document. By acceptance of the Outside Director Stock Option, Optionee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan as implemented by the Outside Director Stock Option. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided.
All references to specified paragraphs pertain to paragraphs of this Outside Director Stock Option unless otherwise specifically provided. The Outside Director Stock Option is not intended to qualify as an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the
"Code").

     2. Option Term. Subject to earlier termination as provided herein or in the Plan, the Outside Director Stock Option shall terminate on the date that is the tenth anniversary of the Date of Grant of the Outside Director Stock Option, which tenth anniversary shall be ___________. The period during which the Outside Director Stock Option is in effect is referred to as the "Option Period".

     3.    Option Exercise Price.  The exercise price (the
"Option Price") of the Shares subject to the Outside Director
Stock Option shall be $__.__ per Share (the closing sales price of the Common Stock on _________, the Date of Grant).

     4. Date Exercisable. This Outside Director Stock Option shall become exercisable on the date immediately following the Date of Grant.

     5. Method of Exercise. To exercise the Outside Director Stock Option, Optionee shall deliver written notice to Company stating the number of Shares with respect to which the Outside Director Stock Option is being exercised together with payment for such Shares. Payment shall be made in cash or by check acceptable to Company.

     6. Termination of Board Service. The Outside Director Stock Option shall terminate on, and may not be exercised after the earlier of (i) the date that is one year after termination of Optionee's service on the Board for any reason and (ii) the expiration of the Option Period.

     7. Reorganization of Company and Subsidiaries. The existence of the Outside Director Stock Option shall not affect in any way the right or power of Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8. Adjustment of Shares. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments shall be made to the terms and provisions of this Outside Director Stock Option, in the same manner as is provided for adjustments to the terms and provisions of the warrants issued by Company to Air Canada and to Air Partners, L.P. under the Warrant Agreement dated as of April 27, 1993.

     9. No Rights in Shares. Optionee shall have no rights as a stockholder in respect of Shares until such Optionee becomes the holder of record of such Shares.

     10. Certain Restrictions. By exercising the Outside Director Stock Option, Optionee agrees that if at the time of such exercise the sale of Shares issued hereunder is not covered by an effective registration statement filed under the Securities Act of 1933 ("Act"), Optionee will acquire the Shares for Optionee's own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this document. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Outside Director Stock Option.

     11. Shares Reserved. Company shall at all times during the Option Period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Outside Director Stock Option.

     12. Nontransferability of Option. The Outside Director Stock Option granted pursuant to this document is not transferable other than by will, the laws of descent and distribution or by qualified domestic relations order. The Outside Director Stock Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's guardian or legal representative. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee.

     13. Amendment and Termination. No amendment or termination of the Outside Director Stock Option shall be made by the Board or the Committee at any time without the written consent of Optionee. No amendment or termination of the Plan will adversely affect the rights, privileges and options of Optionee under the Outside Director Stock Option without the written consent of Optionee.

     14. No Guarantee of Board Service. The Outside Director Stock Option shall not confer upon Optionee any right with respect to continuance of service on the Board, nor shall it interfere in any way with any right to terminate such Optionee's Board service.

     15.   Withholding of Taxes.  Company shall have the right to
(i) make deductions from the number of Shares otherwise deliverable upon exercise of the Outside Director Stock Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

     16. No Guarantee of Tax Consequences. Neither Company nor any Subsidiary nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Outside Director Stock Option.

     17. Severability. In the event that any provision of the Outside Director Stock Option shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Outside Director Stock Option and the Outside Director Stock Option shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     18. Governing Law. The Outside Director Stock Option shall be construed in accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt
Texas law.

     Executed this ____ day of ____, 199_.

                                "COMPANY"

                                CONTINENTAL AIRLINES, INC.


                                By:______________________________
                                Name:
                                Title:


     Accepted as of the ____ day of ____, 199_.

                                "OPTIONEE"


                                _______________________________
                                Name: